ARTICLES OF AMENDMENT

OF
KINBASHA GAMING INTERNATIONAL, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, KINBASHA GAMING INTERNATIONAL, INC., a Florida Corporation (The "Corporation"), adopts the following articles of amendment to its Articles of Incorporation, to be effective as of 11:59 p.m., March 1, 2012:

FIRST: Resolved that the Articles of Incorporation of the Corporation be amended as follows:

ARTICLE IV – Shares, of the Articles of Incorporation of this Corporate shall be amended in its entirety to read as follows:

"ARTICLE IV – Shares.

The number of shares of stock is: 100,000,000.

Every TWELVE (12) outstanding shares of Common Stock of this Corporation shall be combined into and become one (1) share of outstanding Common Stock, effective as of 11:59 p.m., March 12, 2012."

SECOND: The amendment set forth in these Articles of Amendment was adopted on January 11, 2012 by the board of directors and approved on January 11, 2012 by a sufficient number of votes of the Corporation's shareholders.

THIRD: The amendment set forth in these Articles of Amendment shall be effective as of 11:59 p.m. on March 1, 2012.

IN WITNESS WHEREOF, the Corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment this 24 day of 2, 2012 and affirms that the statements made herein are true under the penalties of perjury.

Masatoshi Takahama

Masatoshi Takahama,
Chairman of the Board of Directors
and
Chief Executive Officer

5/13/11

FILED
11 MAY 13 PM 2:48
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Gunslinger Records, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P09000099439

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Kinbasha Gaming International, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

833 Via Del Monte
Suite 100
Palos Verdes Estates, CA 90274

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

PO Box 12009
Marina Del Rey, CA 90292

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ____________

New Registered Office Address: ____________ *(Florida street address)*

____________ *(City)*, Florida ______ *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
			☐ Add ☐ Remove
			☐ Add ☐ Remove
			☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

Amending Article 1- Name of Corporation.

The Name of The Corporation Shall Be: Kinbasha Gaming International, Inc.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: 4-15-11
(date of adoption is required)

Effective date if applicable: ______________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 2011/4/15

Signature Masatoshi Takahama
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Masatoshi Takahama
(Typed or printed name of person signing)

President & CEO
(Title of person signing)

2/27/12

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on February 27, 2012, to Articles of Incorporation for KINBASHA GAMING INTERNATIONAL, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H12000051637. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is P09000099439.

Authentication Code: 212A00008329-030112-P09000099439-1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
First day of March, 2012

Ken Detzner

Ken Detzner
Secretary of State